                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              SAFECO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                   Notice of
                              2001 Annual Meeting
                                of Shareholders
                              and Proxy Statement


                                [LOGO OF SAFECO]

                              SAFECO CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 2, 2001

                               ----------------

                                                            Seattle, Washington
                                                                 March 20, 2001

To Our Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") will be held on May 2, 2001, at 11:00 a.m. in the SAFECO Auditorium, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington, for the following purposes, as set forth in the accompanying Proxy
Statement:

  1. To elect three nominees to serve as directors for three-year terms to expire in 2004;

  2. To approve the SAFECO Long-Term Incentive Plan of 1997 as amended and restated; and

  3. To consider and act upon such other matters as may properly come before the Annual Meeting.

  The Board of Directors has established the close of business on February 26, 2001, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

  You may revoke your proxy at any time before it has been voted. You may substitute a representative other than those named in the enclosed proxy if you desire. The individuals named in the proxy are the present members of the Executive Committee of the Board of Directors.

  You are cordially invited to attend the Annual Meeting in person if it is convenient for you to do so.

                                          /s/ Michael S. McGavick
                                          Michael S. McGavick
                                          President and Chief Executive
                                           Officer

                              SAFECO CORPORATION

                    SAFECO Plaza, Seattle, Washington 98185

                               ----------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 2, 2001

                               ----------------

This Proxy Statement is furnished in connection with the Annual Meeting of Shareholders of SAFECO Corporation (the "Corporation") to be held on May 2, 2001 (the "Annual Meeting"). Shareholders of record at the close of business on February 26, 2001, are entitled to vote at the Annual Meeting either in person or by proxy.

The Board of Directors of the Corporation solicits your proxy in the enclosed form. The shares represented by the proxies received will be voted at the meeting in accordance with your directions.

The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is March 20, 2001.

                     OUTSTANDING SHARES AND VOTE REQUIRED

On February 26, 2001, there were 127,640,818 shares of the Common Stock of the Corporation ("Common Stock") outstanding, all of which will be entitled to vote at the Annual Meeting to be held on May 2, 2001. Each shareholder is entitled to one vote for each share of Common Stock held of record in such person's name on the record date. Under Washington law and the Corporation's Restated Articles of Incorporation, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the Annual Meeting.

Directors are elected by a majority of the votes cast by shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Votes withheld with respect to the election of directors will not be counted either in favor of or against the election of the nominees.

Under Washington law, the favorable vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to adopt the proposal to amend and restate the SAFECO Long-Term Incentive Plan of 1997 (Proposal 2). Abstentions from voting will have the effect of voting against Proposal 2.

Brokers who hold shares for the account of their clients may vote their clients' proxies in the brokers' own discretion as to the election of directors and Proposal 2 if the clients have not furnished voting instructions by 10 days prior to the Annual Meeting. Proxies solicited by the Board of Directors will be voted in favor of each of the director nominees and Proposal 2 unless shareholders direct otherwise in their proxies.

                            SOLICITATION OF PROXIES

The Board of Directors selected the persons named as proxies who are the present members of the Executive Committee of the Board. You may revoke your proxy at any time before it has been voted by notifying the Secretary to the Board of Directors, SAFECO Corporation, SAFECO Plaza, Seattle, Washington 98185, in writing of such revocation. Georgeson Shareholder Communications Inc., New York, New York, has been retained to solicit proxies personally or by mail, telephone or telegram at a cost anticipated to be $6,500 plus reasonable out-of-pocket expenses, which will be paid by the Corporation. Banks and brokers will be reimbursed for their reasonable expenses in forwarding proxy solicitation materials to shareholders. Management does not expect to solicit proxies except through the mail; however, if proxies are not promptly received, employees of the Corporation may solicit proxies personally, by telephone or fax.

                             ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. At the 2001 Annual Meeting of Shareholders, three nominees will be elected to serve three-year terms until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified. At December 31, 2000 Roger H. Eigsti retired as an employee and resigned as a director and officer of the Corporation. On January 26, 2001 the Board of Directors appointed Michael S. McGavick to fill the vacancy created by Mr. Eigsti's resignation. On January 30, 2001 Boh A. Dickey resigned as a director and officer of the Corporation. Under the retirement policy for directors John W. Ellis, having reached age 72, will retire as a director effective May 2, 2001. The Nominating Committee of the Board of Directors is considering whether to recommend filling these vacancies, but has not decided to do so at the date of this Proxy Statement. Under the Restated Articles of Incorporation of the Corporation a shareholder may vote each share held only once for each nominee for director.

Unless otherwise stated, each individual described below has served for at least five years in the position indicated. All nominees are presently directors of the Corporation.

                             NOMINEES FOR DIRECTOR

      Class III--Term Expires at the 2001 Annual Meeting of Shareholders

Robert S. Cline, 63, is Chairman and Chief Executive Officer of Airborne Freight Corporation, an air freight carrier. Mr. Cline has been a director of the Corporation since 1992. He is also a director of Esterline Technologies Corp.

William W. Krippaehne, Jr., 50, is President and Chief Executive Officer of Fisher Communications, Inc., the primary subsidiaries of which are engaged in broadcasting, flour milling, emerging media services and real estate ownership and development. Mr. Krippaehne has been an executive officer of Fisher Communications since 1982 and a director of the Corporation since 1996.

Michael S. McGavick, 43, is President and Chief Executive Officer of the Corporation. He assumed these positions with the Corporation on January 30, 2001. Mr. McGavick was president and chief operating officer of CNA Agency Market Operations from October 1997 until January 2001, was president of CNA's Commercial Lines group from January until October 1997, and held a series of executive positions with CNA's commercial insurance operations from 1995 through October 1997. Mr. McGavick was a director of the Superfund Improvement Project for the American Insurance Association from 1992 to 1995.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

                             CONTINUING DIRECTORS

       Class I--Term Expires at the 2002 Annual Meeting of Shareholders

Phyllis J. Campbell, 49, is President of U.S. Bank, Washington, a division of U.S. Bancorp. Ms. Campbell has been a director of the Corporation since 1994. She is also a director of Puget Sound Energy, Inc.

William P. Gerberding, 71, is President Emeritus of the University of Washington, where he served as President from 1979 until his retirement in 1995. Dr. Gerberding has been a director of the Corporation since 1981. He is also a director of Washington Mutual, Inc. and Washington Mutual Bank. Under the terms of the Corporation's retirement policy for directors, Dr. Gerberding will retire as a director at the Corporation's 2002 Annual Meeting of Shareholders.

Paul W. Skinner, 53, is President of Skinner Corporation, an investment company. Mr. Skinner has been a director of the Corporation since 1988.

       Class II--Term Expires at the 2003 Annual Meeting of Shareholders

Joshua Green III, 64, is Chairman and Chief Executive Officer of the Joshua Green Corporation, a family investment firm, and Chairman of its wholly-owned subsidiary, Sage Manufacturing Corporation. Mr. Green has been a director of the Corporation since 1981. He is also a director of U.S. Bancorp.

William G. Reed, Jr., 62, is Chairman of the Board of Directors of the Corporation and its lead director. Mr. Reed served as Acting Chairman and Acting Chief Executive Officer of the Corporation from January 1, 2001 through January 30, 2001. Mr. Reed has been a director of the Corporation since 1974. He was the Chairman of Simpson Investment Company, a forest products holding company, until his retirement in 1996. He continues to serve as a director of Simpson Investment Company. He is also a director of Microsoft Corporation, PACCAR Inc., The Seattle Times, Washington Mutual, Inc. and Washington Mutual Bank.

Norman B. Rice, 57, is President and Chief Executive Officer of the Federal Home Loan Bank of Seattle. Mr. Rice joined the Federal Home Loan Bank of Seattle in March 1998 as its executive vice president. Mr. Rice served two terms as the Mayor of the City of Seattle from 1990 through 1997 and served three terms as a member of the City of Seattle Council from 1979 until 1990. Mr. Rice has been a director of the Corporation since 1999.

Judith M. Runstad, 56, is of counsel to the Seattle law firm Foster Pepper & Shefelman PLLC. Mrs. Runstad has been a director of the Corporation since 1990. She is also a director of Wells Fargo & Company and Potlatch Corporation.

                  OWNERSHIP OF THE CORPORATION'S COMMON STOCK

The following table provides information as of February 8, 2001, with regard to the ownership of the Common Stock by directors, the Corporation's chief executive officer and four other most highly compensated executive officers, and all directors and executive officers as a group. Total beneficial ownership of the outstanding Common Stock is less than 1% in the case of each individual listed below except as follows: 2.0% for Mr. Green, 2.3% for Mr. Krippaehne, and 5.4% for all 16 directors and executive officers as a group (including shares subject to stock options which may be exercised within 60 days). The holdings shown in the table do not include 4,515,600 shares held by The SAFECO Employees' Profit Sharing Retirement Plan, as to which the members of that plan's Investment Committee (Messrs. Cline, Ellis, Gerberding, Krippaehne, Reed and Skinner) share voting and investment power and certain members of management may be deemed to share investment power by reason of their positions.

                                            Number of Shares
                                              Beneficially
                                               Owned and
                                               Nature of     Number of Shares
                                               Beneficial    Acquirable Within
     Name                                      Ownership        60 Days(1)
     ----                                   ---------------- -----------------
     Phyllis J. Campbell...................        1,000            2,000
     Robert S. Cline.......................        7,000            2,000
     Boh A. Dickey.........................       60,965          255,600
     Roger H. Eigsti.......................      119,299          345,666
     John W. Ellis.........................       14,024            2,000
     William P. Gerberding.................        2,400            2,000
     Joshua Green III......................    2,547,432(2)         2,000
     William W. Krippaehne, Jr. ...........    3,005,462(3)         2,000
     Michael S. McGavick...................            0                0
     Rodney A. Pierson.....................       12,000           37,125
     William G. Reed, Jr. .................      167,749(4)         2,000
     Norman B. Rice........................            0            2,000
     James W. Ruddy........................        9,500           46,250
     Judith M. Runstad.....................        4,000            2,000
     Paul W. Skinner.......................      295,990(5)         2,000
     Randall H. Talbot.....................       20,495           39,000
     All directors and executive officers
      as a group (16 persons)..............    6,267,316          743,641

---------------------
(1) Shares which may be purchased within 60 days by exercise of options granted under the SAFECO Long-Term Incentive Plan of 1997 and the SAFECO Incentive Plan of 1987.

(2) Represents 2,546,832 shares owned by the Joshua Green Corporation in which Mr. Green has a substantial interest with voting and investment power, and 600 shares owned by his spouse.

(3) Includes 3,002,376 shares owned by two corporations of which Mr. Krippaehne is an officer and director and for which he thereby has shared voting and investment power, and 372 shares owned by Mr. Krippaehne's spouse. Mr. Krippaehne disclaims any beneficial interest in any of the shares referred to in this footnote, other than such indirect interest he may have as a stockholder of said corporations.

(4) Includes 7,772 shares owned by Mr. Reed's spouse and 5,000 shares owned by a charitable foundation for which Mr. Reed has sole voting and investment power. Mr. Reed disclaims any beneficial interest in the shares owned by the charitable foundation.

(5) Includes 258,120 shares owned by Skinner Corporation in which Mr. Skinner has a substantial interest with voting and investment power and 33,870 shares owned by trusts of which Mr. Skinner is a co-trustee and for which he thereby has shared voting and investment power. Mr. Skinner disclaims any beneficial interest in the shares owned by the trusts.

In addition, Capital Research and Management Company, an investment adviser, 333 South Hope Street, Los Angeles, California 90071, reported in a Schedule 13G filed with the Securities and Exchange Commission ("SEC") that it had sole investment discretion with respect to 6,534,200 shares, or 5.1%, of the Common Stock at December 29, 2000, which are held for the benefit of its clients.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), directors and officers of the Corporation are required to report their holdings of and transactions in the Corporation's Common Stock to the SEC. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 2000 all persons subject to the Section 16 reporting requirements with respect to the Corporation filed the required reports on a timely basis. However, Mr. Skinner's Form 4 for November 1998, which reported two transactions, was filed late.

                            COMMITTEES OF THE BOARD

The Board of Directors of the Corporation presently has these standing committees: Audit, Compensation, Executive, Finance, and Nominating.

The Audit Committee assists the Board in fulfilling its responsibility to: monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding accounting and finance; monitor the independence and performance of the Corporation's independent auditors and internal auditors; provide an avenue of free and open communication among the independent auditors, internal auditors, management and the Board of Directors; review any conflict-of-interest situation brought to its attention; and review the Corporation's approach to business ethics and compliance with the law.

The Compensation Committee approves salary increases where the annual salary is $150,000 or more, reviews salary administration policy, administers the Corporation's stock-based incentive plan, and approves material changes in employee benefit programs.

The Executive Committee has broad authority, when the Board is not in session, to exercise all the powers of the Board in management of the business of the Corporation, except for certain fundamental corporate acts reserved to the full Board under Washington law.

The Finance Committee has general supervision over the investments of and all matters of financing by the Corporation.

The Nominating Committee reviews qualifications of candidates for board membership, recommends to the Executive Committee candidates for membership on the Board and the annual slate of nominees for director, and recommends to the Board criteria for board membership, composition of the Board, tenure of directors, fees to be paid to directors, and stock option grants to directors. The Nominating Committee will consider a nominee recommended by a shareholder if such a recommendation is received by November 1 of the year preceding the Annual Meeting of Shareholders at which nominees are to be elected. A written recommendation should be sent to the Secretary to the Board of Directors of the Corporation at SAFECO Plaza, Seattle, Washington 98185, and contain the name, address, telephone number, and number of shares of Common Stock owned by the recommending shareholder and the information relating to the nominee required with respect to nominees for director under the federal proxy solicitation rules.

During 2000 the Board held six meetings, the Audit, Compensation, and Finance Committees each held four meetings, the Executive Committee held two meetings and the Nominating Committee held one meeting. All directors, except Mr. Rice, attended at least 75% of the Board and committee meetings they were eligible to attend. The present members of each committee are:

 Committee    Members
 Audit        Mrs. Runstad (Chair) and Messrs. Gerberding, Green, Krippaehne
               and Skinner.
 Compensation Messrs. Cline (Chair), Ellis, Reed and Ms. Campbell.
 Executive    Messrs. Reed (Chair), Cline, Ellis, Green, McGavick and Mrs.
               Runstad.
 Finance      Messrs. Ellis (Chair), Cline, Gerberding, Krippaehne, McGavick,
               Reed, Rice and Skinner.
 Nominating   Messrs. Green (Chair), Ellis, Reed and Ms. Campbell.

                     ANNUAL REPORT OF THE AUDIT COMMITTEE

Five outside directors of the Corporation, none of whom has been or is an employee of the Corporation and all of whom qualify as independent directors under the requirements of the Nasdaq Stock Market, Inc., comprise the Audit Committee of the Board of Directors ("Audit Committee"). The Audit Committee operates under the Audit Committee Charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee, which met four times during 2000, are Judith M. Runstad, Chair, William P. Gerberding, Joshua Green III, William W. Krippaehne, Jr. and Paul W. Skinner.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibility to:

  . Monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding accounting and finance;

  . Monitor the independence and performance of the Corporation's independent auditors and internal auditors;

  . Provide an avenue of free and open communication among the independent auditors, internal auditors, management and the Board of Directors;

  . Review any conflict-of-interest situation brought to its attention; and

  . Review the Corporation's approach to business ethics and compliance with the law.

As stated in the Audit Committee Charter, it is the responsibility of management and the independent auditors and not of the Audit Committee to plan and to conduct audits and to determine that the Corporation's financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States. In addition, it is the responsibility of management and not of the Audit Committee to assure compliance with laws and regulations applicable to the Corporation's operations.

In connection with the Corporation's financial statements for the year ended December 31, 2000, the Audit Committee:

  . Reviewed and discussed with management and the independent auditors the Corporation's audited financial statements;

  . Discussed with the auditors those matters required to be discussed pursuant to the Statement on Auditing Standards No. 61;

  . Received written disclosures and a letter from the independent auditors as required by Independence Standards Board Standard No. 1 and discussed the auditors' independence with the auditors; and

  . Recommended to the Board of Directors (and the Board has approved) that the Corporation include its audited financial statements for the year ended December 31, 2000 in the Corporation's Annual Report on Form 10-K.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

This report is submitted over the names of the members of the Audit Committee.

Judith M. Runstad, Chair
William P. Gerberding
Joshua Green III
William W. Krippaehne, Jr.
Paul W. Skinner

                                   AUDITING

Auditors

Ernst & Young LLP ("Ernst & Young"), the Corporation's independent auditors since 1987, has been selected by the Audit Committee to be the auditors for the current year, subject to the approval of the Board of Directors at its meeting on May 2, 2001. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

Audit Fees

Ernst & Young billed the Corporation $2.1 million in aggregate fees for professional services rendered for the audit of the Corporation's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Corporation's filings on Form 10-Q for 2000.

All Other Fees

All other fees of Ernst & Young were $0.7 million, including audit-related services of $0.6 million and nonaudit services of $0.1 million. Audit-related services include fees for statutory audits, employee benefit plan audits, separate account audits and SEC registration statements.

Ernst & Young did not provide any information system design and implementation services.

Auditor Independence

The Audit Committee of the Board of Directors of the Corporation has considered whether the provision of the services for which fees were billed in 2000 as described under "All Other Fees" were compatible with maintaining Ernst & Young's independence. The Audit Committee concluded that the services provided were consistent with Ernst & Young maintaining its independence.

                    COMPENSATION OF DIRECTORS AND OFFICERS

COMPENSATION OF DIRECTORS

Directors of the Corporation, except those who are also employees, receive fees for their services as directors. The current director fees are an annual retainer of $30,000 and fees of $1,500 for attendance at any Board meeting and $1,000 for attendance at any committee meeting. The Chair of the Finance Committee receives an annual retainer of $4,000 and a $1,000 fee for attendance at any meeting of the Corporation's management investment committee. The other committee chairs receive an annual retainer, as follows:
Chair of the Compensation Committee--$4,000; Chairs of the Executive and Audit Committees--$3,000 each; and Chair of the Nominating Committee--$1,000. The lead director receives an annual fee of $50,000. Directors are reimbursed for reasonable travel expenses.

In addition, under a program (the "Program") adopted under the SAFECO Long-Term Incentive Plan of 1997, directors who are not employees of the Corporation are annually granted nonqualified options to purchase 2,000 shares of Common Stock following the annual meeting of shareholders. The options vest and become fully exercisable on the date of the next annual meeting of shareholders after the grant, have a term of ten years and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

Directors may elect to defer their annual retainer and meeting fees, and non-employee directors may elect to defer the gain realized on exercise of any options granted under the Program, provided the exercise price is paid in shares of Common Stock already owned by the non-employee director, in each case under the terms of the SAFECO Corporation Deferred Compensation Plan for Directors. Amounts deferred under that plan are credited with earnings tied to the performance of designated measurement funds.

     ANNUAL REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee

Four outside directors of the Corporation, none of whom has been or is an employee of the Corporation and all of whom qualify as "non-employee directors" for purposes of administering the Corporation's stock option program under Section 16 of the Exchange Act, comprise the Compensation Committee of the Board of Directors ("Committee"). The Committee is responsible for reviewing the Corporation's salary administration policy, approving salaries of $150,000 or greater, administering the Corporation's stock-based incentive plan and approving material changes to the Corporation's employee benefit plans. The members of the Committee, which met four times during 2000, are Robert S. Cline (Chair), Phyllis J. Campbell, John W. Ellis, and William G. Reed, Jr.

Approach to Compensation

This report discusses the compensation policies applicable to the Corporation's executive officers, including the chief executive officer and four other most highly compensated executives ("Named Executive Officers"). All employees of the Corporation's property and casualty, life, credit and asset management subsidiaries, other than a few employees covered by special incentive plans (collectively, "Non-Participating Employees"), participate in the same compensation and retirement plans. The Corporation's compensation policies and plans are intended to:

  1. Attract and retain high-caliber personnel on a long-term basis.

  2. Encourage the creation of shareholder value.

  3. Link compensation to business results and shareholder returns over time.

  4. Maintain an appropriate balance between base salary and short- and long-term incentive opportunities.

Elements of Compensation

The following are the basic elements of compensation for executive officers of the Corporation:

  Salary: Salaries are administered on an individual, subjective basis for all employees, including executive officers. With respect to compensation paid to executive officers, the Committee regularly reviews information concerning compensation practices and levels of other companies. Salaries of executive officers are not, however, targeted for any specific level relative to salaries paid by other companies.

  Bonus: The Corporation's executive officers participate in a non-discretionary cash bonus plan which applies to all employees with at least one year of service (other than Non-Participating Employees). An annual bonus pool is established under a fixed formula based on weighted elements of the pre-tax results of the Corporation's major business lines and the investment income of the property and casualty subsidiaries. In years for which the bonus pool is large enough to pay the maximum bonus levels, employees with three years or more of service receive a bonus equal to 10% of base salary. In years when the fixed formula does not provide a sufficient pool to pay the maximum bonus amounts to all eligible employees, bonus payments made to all employees are reduced proportionately. The percentage of salary paid as a bonus to eligible employees, including the Named Executive Officers, was 0% for 2000 and 1999, respectively, and 6.2% for 1998.

  Stock-Based Incentive Program: A shareholder-approved stock-based incentive program has been an element of compensation since the early 1960s. The purpose of the program is to encourage selected, key employees of the Corporation and its subsidiaries to remain employed with the Corporation, to participate in ownership of the Corporation, to advance the interests of the Corporation's shareholders and to increase the value of the Common Stock. All of the Corporation's executive officers participate in the stock-based incentive program.

  Under the shareholder-approved SAFECO Long-Term Incentive Plan of 1997 ("Plan"), the Committee in its sole discretion may grant to selected, key employees of the Corporation and its subsidiaries stock options, restricted stock rights ("RSRs") and performance stock rights ("PSRs") in amounts and on terms consistent with the Plan.

  Grants of stock options, RSRs and PSRs are made on an individual basis. The Committee makes a subjective judgment in connection with each grant and considers the individual's responsibilities, potential for advancement, current salary, previous grants, the current price of the Common Stock, the performance of the Common Stock over time and, for all individuals other than the chief executive officer, the recommendation of the chief executive officer. Although the Committee does not establish any set value to award under the Plan to any individual, the Committee does consider previous grants as well as the different nature of stock options, PSRs and RSRs in making awards under the Plan.

  Stock options are awarded at the closing market price of the Common Stock on the grant date and typically vest in 25% increments on the first, second, third and fourth anniversaries of the grant date. Each of the Named Executive Officers other than Mr. Eigsti received a stock option grant in 2000. The Committee has never rescinded an outstanding option and reissued it at a lower exercise price.

  PSRs entitle the holder to receive a specific number of shares of Common Stock on the settlement date, or cash equal to the closing market price of such shares, if specified performance goals for a three-year performance period have been met. In 1998, 1999 and 2000, PSRs were awarded to the Named Executive Officers. These PSRs provide for annual payouts of a portion of the total award based on achievement of performance goals over the one-, two-, and three-year performance cycles within each three-year performance period. The performance goals are customized for each Named Executive Officer. Performance goals include, as appropriate, the operating return on equity for the Corporation, its property and casualty or life and investments operations; the change in the Common Stock price compared to the average change in the price of the common stock of the companies that comprise the peer index ("Stock Price Comparison"); the increase in the Corporation's operating earnings per share; the combined ratio, the net expense ratio and the annual growth in premiums for the property and casualty operations (excluding the surety operations);

  and the increase in pretax operating income for the life and investments operations. For Mr. Eigsti the three performance goals for each grant were the Corporation's operating return on equity, increase in operating earnings per share and the Stock Price Comparison. For the three-year performance cycle ended December 31, 2000 under the 1998 grant, the two-year performance cycle ended December 31, 2000 under the 1999 grant and the one-year performance cycle ended December 31, 2000 under the 2000 grant, the Committee concluded that no Named Executive Officer earned any payout based on the degree of achievement of the specified goals, except for Mr. Talbot who earned payments for the one-year performance cycle under the 2000 grant and the two-year performance cycle under the 1999 grant.

  RSRs entitle the holder to receive a specified number of shares of Common Stock or cash equal to the closing market price of such shares on the vesting date. RSRs typically vest and are settled in 25% increments on the first, second, third and fourth anniversaries of the grant date. Holders of RSRs are paid amounts equivalent to the dividends that would be paid on the same number of shares of Common Stock. Other than Mr. Talbot, no Named Executive Officer received a grant of RSRs in 2000.

  Retirement Program: Three basic tax-qualified plans, including a profit-sharing plan, comprise the Corporation's retirement program and are available on the same basis to all employees. In addition, the Corporation has three supplemental plans to restore benefits which cannot be included in the tax-qualified retirement plans. Since Common Stock constituted 26% of the assets of the profit-sharing plan at December 31, 2000, all participants in that plan, including the Named Executive Officers, have a significant, indirect ownership in the Corporation and an additional incentive to advance its interests and to increase the value of its Common Stock.

Considerations in Connection with Compensation Levels

Corporate Performance

The directors regularly review the Corporation's performance and the degree to which investment returns have been generated for shareholders. This includes review of (i) customary financial measures with respect to the Corporation (e.g., the compounded annual return to shareholders, the Common Stock price and the common stock prices of comparable companies); (ii) the combined ratio of the Corporation's property and casualty subsidiaries and the combined ratios of competitors; (iii) the revenue and premium growth of the Corporation's operating subsidiaries; (iv) the Corporation's financial strength and asset management; and (v) the ratings assigned to the Corporation, its subsidiaries or securities by A.M. Best Insurance Services, Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc., and Fitch, IBCA, Duff & Phelps.

The directors annually review graphs that compare the cumulative total return to shareholders of the Corporation with the S&P 500 and with the returns of a self-constructed peer group comprised of companies that are in the same lines of business as the Corporation's major operating subsidiaries ("Peer Index"), with their returns weighted according to the component companies' respective market capitalization, on a five- and ten-year basis.

Set forth below are graphs that compare the cumulative total return to shareholders of the Corporation with the S&P 500 and the Peer Index, with the returns of the companies in the Peer Index each weighted according to its respective market capitalization. The ten-year period graph is also included as its time period may more adequately reflect returns for the long-term shareholder and option holder. The graphs reflect the historical performance of the Corporation and are not indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     AMONG SAFECO, S&P 500, AND PEER INDEX

                              [PERFORMANCE GRAPH]

                1995     1996     1997     1998     1999     2000
                ----     ----     ----     ----     ----     ----
   SAFECO        100      118      150      136       82      115
   S&P 500       100      123      164      211      255      232
   Peer Index    100      123      190      176      128      199

  Assumes $100 invested on December 31, 1995 in SAFECO Common Stock, the S&P 500 and the Peer Index.
  .  Total return assumes reinvestment of dividends.
  . Measurement dates are the last trading day of the calendar year shown. . Peer Index: Allstate, Chubb, Cincinnati Financial, CNA, Ohio Casualty,
     Progressive and St. Paul. Travelers Property and Casualty ceased to be traded during 2000 as a result of becoming 100% owned by Citigroup.

                COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                     AMONG SAFECO, S&P 500 AND PEER INDEX

                              [PERFORMANCE GRAPH]

             1990  1991  1992  1993  1994  1995  1996  1997  1998  1999  2000
             ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
SAFECO       100   154   186   184   182   248   292   371   336   203   286
S&P 500      100   130   140   155   157   215   265   353   454   550   500
Peer Index   100   135   161   155   140   215   263   409   378   276   427

  Assumes $100 invested on December 31, 1990 in SAFECO Common Stock, the S&P 500 and the Peer Index.
  .  Total return assumes reinvestment of dividends.
  . Measurement dates are the last trading day of the calendar year shown. . Peer Index: Allstate, Chubb, Cincinnati Financial, CNA, Ohio Casualty,
     Progressive and St. Paul. Travelers Property and Casualty ceased to be traded during 2000 as a result of becoming 100% owned by Citigroup.

Individual Performance

In connection with compensation for individual executive officers, the Committee consulted with the chief executive officer and exercised its subjective judgment in evaluating each individual's leadership and managerial abilities, achievement of business unit and corporate objectives, potential for advancement or promotion and the relative value of the individual's performance in the overall achievement of the Corporation's objectives. In addition, in connection with the award of each stock option, PSR or RSR, the Committee considered the amount and terms of any previous awards, the current price of the Common Stock and the performance of the Common Stock over time.

In connection with the Committee's consideration of compensation for the Corporation's executive officers, including the chief executive officer, the Committee reviewed information regarding compensation practices and levels of competitors of the Corporation and its operating subsidiaries (including the companies that comprise the Peer Index) as well as non-competing companies of a similar size to the Corporation or its operating subsidiaries. Detailed compensation information was obtained from the proxy statements of publicly held companies. In addition, the Committee reviewed compensation information compiled by two independent consulting firms as well as that collected by the Corporation's Human Resources Department.

The purpose of this review was to confirm that the Committee's approach to compensation continues to be appropriate given the Corporation's lines of business, size and culture and the geographic location of the Corporation's executive officers. For 2000 the Committee confirmed that its approach to compensation was suitable to the achievement of the general purposes of the Corporation's compensation policies and plans. The Committee did not engage in this review for the purpose of targeting any element of compensation, including salaries, paid to the Corporation's executive officers at, below or above the median paid by any other company or group of companies.

Considerations in Connection with Mr. Eigsti's Compensation

The Committee made subjective judgments with respect to Mr. Eigsti's compensation, including an award of PSRs. In connection with his compensation, the Committee took into account the cumulative total return to the Corporation's shareholders and the other financial measures listed above under "Corporate Performance." Given the financial results for the Corporation for 1999 and during 2000, the Committee did not change Mr. Eigsti's salary or award any stock options or RSRs to him in 2000.

Mr. Eigsti advised the Board of Directors in August 2000 that effective December 31, 2000 he planned to retire as an employee and resign as an officer and director of the Corporation. The Corporation entered into a separation agreement with Mr. Eigsti in October 2000. In connection with this agreement the Committee considered Mr. Eigsti's length of service to the Corporation over 28 years, his 22 years as an executive officer and his nine years as chief executive officer, the cumulative returns to shareholders under his leadership, his level of compensation (including the various forms of incentive compensation provided to him over the years), the review by an independent consultant of separation arrangements with chief executive officers other than in change-in-control circumstances and the view of that consultant of the reasonableness of the terms of the agreement with Mr. Eigsti. Provisions of that agreement are described in footnote 6 to the Summary Compensation Table.

The calculations of the annual bonus and the contributions or accruals with respect to the Corporation's retirement plans are made pursuant to the terms of those plans, which apply to all employees. Consequently, the Committee does not separately determine the amount of any such bonus, contribution or accrual for the chief executive officer or any other executive officer.

Additional Information

The tables under "Compensation of Named Executive Officers" accompany this report and reflect the decisions covered by the foregoing discussion.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly-paid officers of publicly-held companies is subject to an annual limit of $1 million per employee. The Corporation may pay compensation that exceeds this limit. As Messrs. Eigsti and Dickey elected to defer a portion of their compensation for 2000, all compensation paid to officers qualified for federal income tax deduction.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

This report is submitted over the names of the members of the Compensation
Committee:

Robert S. Cline, Chair
Phyllis J. Campbell
John W. Ellis
William G. Reed, Jr.

                   COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The amount of all compensation paid to the Named Executive Officers for services in all capacities to the Corporation and its subsidiaries during the past three years is stated below. Annual compensation includes amounts deferred at the officer's election.

                          Summary Compensation Table

                                  Annual Compensation            Long-Term Compensation
                                  ---------------------- ---------------------------------------
                                                                   Awards
                                                         ---------------------------
                                                                          Securities
                                                                          Underlying
                                                            Restricted     Options/               All Other
                                   Salary    Bonus (3)   Stock Awards (4)    SARs    Payouts (5) Compensation
Name and Principal Position  Year   ($)         ($)            ($)           (#)         ($)         ($)
---------------------------  ---- ---------- ----------- ---------------- ---------- ----------- ------------
R.H. Eigsti (1)              2000    900,000          0            0             0          0     3,748,501(6)
 Chairman and                1999    900,000          0      450,015       150,000          0        63,840
 Chief Executive Officer     1998    830,000     52,163      513,750        50,000          0        82,348


B.A. Dickey (2)              2000    625,000          0            0        30,000          0        43,962(7)
 President and               1999    625,000          0      312,491        90,000          0        44,278
 Chief Operating Officer     1998    575,000     36,137      354,488        30,000          0        57,048


R.H. Talbot                  2000    385,000     84,921      168,000        25,000     64,652        27,050(8)
 President, Life &           1999    325,000     60,552      162,486        45,000          0        22,937
 Investments                 1998    299,431     18,854      103,672        15,000          0        29,741


J.W. Ruddy                   2000    320,000          0            0        15,000          0        22,470(9)
 Senior Vice President       1999    305,000          0      152,509        36,000          0        21,515
 and General Counsel         1998    280,000     17,597      118,163        12,000          0        27,780


R.A. Pierson                 2000    287,333          0            0        15,000          0        20,168(10)
 Senior Vice President       1999    250,000          0      125,004        36,000          0        17,602
 and Chief Financial Officer 1998    230,000     14,455       97,613        12,000          0        22,819

---------------------
(1) Effective December 31, 2000, Mr. Eigsti retired as an employee and resigned as an officer and director of the Corporation.

(2) Mr. Dickey was appointed president of the property and casualty insurance subsidiaries of the Corporation on August 4, 2000, in addition to continuing to serve as President and Chief Operating Officer of the Corporation.

(3) The dollar amounts in this column include any payment of (i) a cash bonus and (ii) settlement of PSRs awarded in a calendar year for the one-year performance cycle ended December 31 of that year. A cash bonus of up to 10% of annual salary is paid to each employee of the insurance, credit and asset management operations who has at least three years of service when the pre-tax results from such operations support such a bonus. The percent of salary paid as a bonus was 0% for 2000 and 1999, respectively, and 6.2% for 1998.

      PSRs are three-year grants pursuant to which annual payments of a portion of the total award may be made based on achievement of specified performance goals over the elapsed portion of the performance period. Performance goals are established at the time of grant. Only Mr. Talbot of the Named Executive Officers received payments for the one-year performance cycle ended December 31, 2000.

(4) RSRs entitle an employee who remains continuously employed by the Corporation or its subsidiaries for a stated number of years to receive a specified number of shares of Common Stock or cash equal to the fair market value of such shares on the settlement date. Holders of RSRs are entitled to receive an amount equivalent to the dividends which would be paid on an equivalent number of shares of Common Stock. The dollar amounts in this column are determined by multiplying the number of shares covered by an RSR by the closing market price of the Common Stock on the grant date.

      In 2000 the Corporation awarded RSRs for 7,000 shares to Mr. Talbot and made no other RSR awards to the other Named Executive Officers. The award will vest and be settled in 25% installments on the first Wednesday in February 2001, 2002, 2003 and 2004, respectively.

      These are the total number of RSRs held by the Named Executive Officers and the total value of such holding at December 31, 2000: for Mr. Dickey, 11,603 RSRs with a value of $381,449; for Mr. Talbot, 11,463 RSRs with a value of $376,846; for Mr. Ruddy, 4,765 RSRs with a value of $156,649; and for Mr. Pierson, 3,822 RSRs with a value of $125,648. As Mr. Eigsti retired on December 31, 2000, under the terms of the 17,022 RSRs he held, no amounts will be paid to him under these awards.

(5) PSRs are three-year grants pursuant to which annual payments of a portion of the total award may be made based on achievement of specified performance goals over the elapsed portion of the performance period. Performance goals are established at the time of grant. The only amount reported under this column was for the two-year performance period under the 1999 PSR award to Mr. Talbot.

(6) Includes net contributions to the Corporation's profit-sharing plan of $5,100, net contributions to the Corporation's savings plan of $6,800, and allocations to non-qualified plans of $27,091 with respect to the profit-sharing plan and $29,200 with respect to the savings plan for amounts which may not be contributed to the qualified plans because of limitations imposed by the Code ("Non-Qualified Allocations"). Also includes $311,538 for accrued and unused sick leave and vacation units payable upon Mr. Eigsti's retirement on December 31, 2000.

      Includes these amounts paid or payable to Mr. Eigsti under his separation agreement with the Corporation: $3,259,598 in the aggregate for severance and release of claims and for promises not to compete with the Corporation, not to solicit the Corporation's employees and not to disparage the Corporation; $106,715 as the value of a golf club membership and title to automobile transferred to Mr. Eigsti; and, $2,459 for tax and legal advice.

(7) Includes net contributions of $5,100 to the profit-sharing plan and $6,800 to the savings plan and Non-Qualified Allocations of $13,862 with respect to the profit-sharing plan and $18,200 with respect to the savings plan.

(8) Includes net contributions of $5,100 to the profit-sharing plan and $6,800 to the savings plan and Non-Qualified Allocations of $6,550 with respect to the profit-sharing plan and $8,600 with respect to the savings plan.

(9) Includes net contributions of $5,100 to the profit-sharing plan and $6,800 to the savings plan and Non-Qualified Allocations of $4,570 with respect to the profit-sharing plan and $6,000 with respect to the savings plan.

(10) Includes net contributions of $5,100 to the profit-sharing plan and $6,800 to the savings plan and Non-Qualified Allocations of $3,575 with respect to the profit-sharing plan and $4,693 with respect to the savings plan.

Stock Option Awards

Information concerning grants of stock options to the Named Executive Officers during 2000 is stated below. Under regulations of the Securities and Exchange Commission the assumed rates of appreciation of 5% and 10% are required to be used. These assumed appreciation rates are not based on the historic performance of the Common Stock or any other stock or stock index. Any appreciation in the value of the stated stock options will occur only if the Common Stock increases in value. Changes in the market price of the Common Stock are dependent on the future performance of the Corporation as well as overall stock market performance. There can be no assurance that the amounts or rates of appreciation stated in the following table will be achieved.

Were one to apply the assumed rates of appreciation to the Common Stock of the Corporation for the same ten-year period as required for options in the following table, market capitalization would increase from $2.6 billion to $4.2 billion at the 5% rate and to $6.6 billion at the 10% rate based on the $20.00 exercise price. In addition, a shareholder, unlike an option holder, would receive dividends paid by the Corporation during that ten-year period.

                             Option Grants in 2000

                                                                       Potential Realizable
                                                                         Value at Assumed
                                                                       Annual Rates of Stock
                                                                      Price Appreciation for
                                      Individual Grants                     Option Term
                         -------------------------------------------- -----------------------
                         Number of
                         Securities  Percent of
                         Underlying Total Options
                          Options    Granted to   Exercise
                         Granted(1) Employees in  Price(2) Expiration    5%(3)      10%(4)
Name                        (#)      Fiscal Year   ($/Sh)     Date        ($)         ($)
----                     ---------- ------------- -------- ---------- ----------- -----------
R.H. Eigsti.............        0         NA          NA          NA           NA          NA
B.A. Dickey.............   30,000        4.2       20.00    5/3/2010      377,337     956,245
R.H. Talbot.............   25,000        3.5       20.00    5/3/2010      314,448     796,870
J.W. Ruddy..............   15,000        2.1       20.00    5/3/2010      188,669     478,124
R.A. Pierson............   15,000        2.1       20.00    5/3/2010      188,669     478,124

---------------------
(1) These options to purchase Common Stock were granted on May 3, 2000, and 25% of the shares subject to each option become exercisable on the first, second, third and fourth anniversary dates of the option grant. Vesting is accelerated upon a change in control of the Corporation.
(2) The exercise price, which is the fair market value of the Common Stock on the date of grant, may be paid to the Corporation in cash, in shares of Common Stock valued at fair market value on the date of exercise, or in part cash and part stock. In addition, optionees may finance the exercise price of an option through a subsidiary of the Corporation. The interest rate on such loans fluctuates quarterly and is equal to the most recently published applicable federal rate determined pursuant to Section 1274(d) of the Code.
(3) This rate of appreciation produces an ending market price of $32.58 on May 3, 2010.
(4) This rate of appreciation produces an ending market price of $51.87 per share on May 3, 2010.

Stock Option Exercises

Information concerning exercises of stock options during 2000 by the Named Executive Officers and the value of their unexercised options at December 31, 2000 is stated below:

                      Aggregated Option Exercises in 2000
                    and Option Values at December 31, 2000

                                              Number of Securities
                                                   Underlying          Value of Unexercised
                                              Unexercised Options     in-the-Money Options at
                                              at December 31, 2000     December 31, 2000(1)
                           Shares                     (#)                       ($)
                          Acquired    Value   --------------------    -----------------------
                         on Exercise Realized     Exercisable/             Exercisable/
Name                         (#)       ($)       Unexercisable             Unexercisable
----                     ----------- -------- --------------------    -----------------------
R.H. Eigsti.............    4,294     22,543     345,666         0(2)     903,460           0(2)
B.A. Dickey.............        0          0     180,600    75,000(3)     687,075     386,250(3)
R.H. Talbot.............        0          0      39,000    79,000              0     458,750
J.W. Ruddy..............    2,000     12,875      46,250    55,750        128,437     302,625
R.A. Pierson............    2,100     17,850      37,125    55,375         90,375     302,625

---------------------
(1) Based on $32.875, the last sale price of the Corporation's Common Stock on December 31, 2000.
(2) As Mr. Eigsti retired from the Corporation on December 31, 2000, an option to purchase 100,000 shares of the Common Stock was terminated on such date.
(3) As Mr. Dickey retired from the Corporation on February 7, 2001, this number does not include an option to purchase 60,000 shares of the Common Stock which was terminated on such date. In addition, vesting of the options included in this column was accelerated on February 7, 2001 as a result of Mr. Dickey's retirement.

Long-Term Incentive Plan Awards in 2000

Information concerning awards of performance stock rights during 2000 to the Named Executive Officers is stated below:

                    Long-Term Incentive Plan Awards in 2000

                                                                Estimated Future Payouts
                                                                          under
                            Number of                          Non-Stock-Price-Based Plans
                         Shares, Units or    Performance or                (1)
                           Other Rights    Other Period Until  ---------------------------------
Name                           (#)        Maturation or Payout Threshold (#)     Maximum (#)
----                     ---------------- -------------------- --------------    ---------------
R.H. Eigsti.............      24,121           2000-2002              0               24,121
B.A. Dickey.............      16,751           2000-2002              0               16,751
R.H. Talbot.............       9,514           2000-2002              0                9,514
J.W. Ruddy..............       8,576           2000-2002              0                8,576
R.A. Pierson............       7,022           2000-2002              0                7,022

---------------------
(1) The performance stock rights will vest and shares will become payable only to the extent that specified performance goals (e.g., return on equity; increases in operating earnings, income and stock price; expense levels; and premium growth) are achieved. The awards cover a three-year performance period, within which there are three performance cycles. Only the shares relating to the second and third performance cycles (2000-2001 and 2000-2002, respectively) are included in this table. Any payment made for the first performance cycle is reported under the Bonus column of the Summary Compensation Table. As Mr. Eigsti retired on December 31, 2000, and Mr. Dickey retired on February 7, 2001, under the terms of the performance stock rights, no amounts will be paid to either of them under these awards.

Retirement Program

The Corporation's retirement program is comprised of three plans that qualify for favorable tax treatment under the Code and three non-qualified supplemental plans. The three qualified plans are The SAFECO Employees' Cash Balance Plan ("Cash Balance Plan"), The SAFECO Employees' Profit Sharing Retirement Plan ("Profit-Sharing Plan") and The SAFECO 401(k) Savings Plan ("Savings Plan"). The three non-qualified plans are designed to allocate to employees amounts not eligible for contribution under the qualified plans because of limitations imposed by the Code. All employees are eligible to participate in the plans.

The Profit-Sharing Plan and the Savings Plan are defined contribution plans while the Cash Balance Plan is a defined benefit plan. The Cash Balance Plan is credited with an amount equal to 3% of the annual compensation of participating employees plus 5% interest on the cumulative amount credited for prior years (together, the "Accrued Benefit"). The portion of the Accrued Benefit in excess of limitations imposed under Section 401(a)(17) of the Code is accrued in the SAFECO Employees' Supplemental Retirement Plan B ("Supplemental Plan B").

The estimated annual benefits payable upon normal retirement to the Named Executive Officers from the Cash Balance Plan and corresponding portion of Supplemental Plan B are as follows: $15,806 for Mr. Eigsti, $10,560 for Mr. Dickey, $31,985 for Mr. Talbot, $26,816 for Mr. Ruddy and $18,953 for Mr. Pierson.

                  CHANGE IN CONTROL AND RETIREMENT AGREEMENTS

The Named Executive Officers (other than Mr. Eigsti who retired December 31, 2000 and Mr. Dickey who retired February 7, 2001) are among several officers of the Corporation or its subsidiaries who have agreements which provide for payments to them under certain circumstances following a change in control of the Corporation (as defined in the agreements). Under the agreements, if the officer in question is discharged without cause, demoted or given other good reason to resign following a change in control of the Corporation or a specified subsidiary or decides one year following a change in control to resign, then the agreements call for a lump-sum cash payment of up to three times annual salary, continuation of life and health benefits for three years, payment for accrued vacation and sick leave, payment of amounts allocated under the Corporation's bonus plan, payment of a pro rata portion of all contingent incentive compensation awards, vesting of stock options, vesting and payment of PSRs (to the extent deemed earned) and RSRs, and payment of certain retirement benefits. Each agreement also provides that if any excise tax is levied on payments made under the agreement, then an additional payment will be made so that the net payments received by the officer under the agreement will equal the amount that would have been paid had the excise tax not been levied.

The stock options awarded to the Named Executive Officers, as well as to other key employees, under the SAFECO Long-Term Incentive Plan of 1997 (the "Plan") and the predecessor incentive plan provide for accelerated vesting in the event of a change in control of the Corporation. Moreover, under the terms of the Plan, in such event all outstanding restricted stock right awards will become immediately vested and payable in cash and, to the extent deemed earned under the formula set forth in the Plan, all outstanding performance stock rights will become immediately payable in cash.

                             CERTAIN TRANSACTIONS

In the ordinary course of business, the Corporation and its subsidiaries enter into transactions with other business entities of which certain of the Corporation's directors and nominees for director are executive officers, partners or shareholders. The terms of all such transactions were as fair to the Corporation and its subsidiaries as could have been obtained from third parties.

Mrs. Runstad, a director of the Corporation, is of counsel to the Seattle law firm of Foster Pepper & Shefelman PLLC, which received fees for legal services provided to the Corporation and its subsidiaries during 2000.

A subsidiary of the Corporation extends credit to optionees under the Corporation's stock option program at a rate, adjusted quarterly, equal to the applicable federal rate determined pursuant to Section 1274(d) of the Code. During the period January 1, 2000 to December 31, 2000, the greatest amounts outstanding on such loans were $94,900 for Mr. Pierson and $88,750 for Mr. Ruddy. Those amounts remained unchanged as of February 8, 2001.

            PROPOSAL TO APPROVE THE SAFECO LONG-TERM INCENTIVE PLAN
                        OF 1997 AS AMENDED AND RESTATED
                                 (PROPOSAL 2)

At the Annual Meeting, the shareholders are being asked to approve the SAFECO Long-Term Incentive Plan of 1997 as amended and restated (the "Amended Plan"). Approval of the Amended Plan will have the effect of (i) increasing the maximum number of shares with respect to which options may be granted to any individual during any calendar year to 500,000 (ii) increasing the maximum number of shares payable under performance stock rights ("PSRs") which may be granted to any individual during any performance cycle to 500,000 and (iii) re-approving the material terms of certain performance goals set forth in the Amended Plan. The Corporation is seeking this shareholder approval to maintain qualification of certain awards made under the Amended Plan as performance-based compensation for purposes of Section 162(m) of the Code. The SAFECO Long-Term Incentive Plan of 1997, as amended and restated May 5, 1999, (the "Plan") initially was approved by the shareholders in 1997; amendments to the Plan were approved by the shareholders in 1999.

Section 162(m) provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation in excess of $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. The $1 million limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" as defined in the applicable Treasury regulations. These requirements include, among other things, that the Corporation obtain shareholder approval of the number of shares that can be made subject to awards to an individual in a specified period.

The goals of the Plan are to create incentives for directors and selected key employees of the Corporation and its subsidiaries to remain employed with the Corporation, to participate in ownership of the Corporation and, in turn, to advance the interests of the Corporation's shareholders. In accordance with the requirements of Section 162(m), the Plan currently limits the number of stock options that may be granted to any individual during any calendar year to 300,000 and the number of PSRs that may be granted to any individual during any Performance Cycle, as that term is defined in Section 13(a) of the Plan, to 300,000. At its February 7, 2001 meeting, the Board of Directors reviewed these limits and how the limits affect the Corporation's ability to create incentives for its current and future employees. The Board of Directors determined that the Plan's current limit on options and PSRs hinders the Plan's goals of attracting and retaining the highest quality key employees. In particular, the Board determined that the Plan's current maximum grant amount will be insufficient to permit the grant of the number of options expected to be granted by the Corporation to Mr. McGavick as part of its annual grant program in May 2001. Therefore, at the February 7, 2001 meeting of the Board of Directors and upon the recommendation of the Compensation Committee, the Board amended the Plan, subject to approval by the shareholders at the Annual Meeting, to increase the maximum number of shares with respect to which options may be granted and the maximum number of shares payable under PSRs which may be granted to 500,000 each.

Section 162(m) also requires that the material terms of performance goals be approved by the Corporation's shareholders to qualify certain awards where vesting is dependent on the achievement of such performance goals. The performance goals for the PSRs are stated below. General performance criteria that do not establish specific target levels of performance, such as the performance goals stated for the PSRs, must be re-approved by the shareholders every five years. Accordingly, by seeking shareholder re-approval of the performance goals for the PSRs at this meeting, the Board intends that no further shareholder approval of the performance goals stated below will be required under Section 162(m) until 2006.

The only effects of shareholder approval of the Amended Plan are an increase in the maximum number of options and PSRs that may be granted to an individual and re-approval of PSR performance goals for purposes of Section 162(m). No change in the number of shares authorized under the Plan is proposed. As approved by the shareholders in 1997, the Plan authorizes issuance of up to 6,000,000 shares of Common Stock (about 4.7% of the number of shares of Common Stock currently outstanding). As of February 8, 2001, 3,737,000 shares remained available for new grants under the Plan.

Summary of the Long-Term Incentive Plan of 1997 as Amended and Restated

The following summary of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached to this Proxy Statement as Appendix B.

The purpose of the Amended Plan is to enhance the long-term profitability and shareholder value of the Corporation by offering incentives and rewards to non-employee directors of the Corporation and selected eligible employees (including employees who are directors) of the Corporation and its subsidiaries who are key to the Corporation's growth and success as an inducement to them to remain in the service of the Corporation and to acquire and maintain stock ownership in the Corporation.

The Amended Plan provides that a committee appointed by the Board of Directors (the "Plan Committee") will be responsible for administering the Amended Plan and will have authority to approve grants of stock options, stock appreciation rights ("SARs"), RSRs and PSRs. The maximum number of shares of Common Stock with respect to which awards may be granted under the Amended Plan is 6,000,000, and of these, no more than 3,000,000 shares may be issued in connection with RSRs and PSRs. In addition, the maximum number of shares with respect to which stock options may be granted under the Amended Plan to any individual in any calendar year is 500,000 and the maximum number of shares issuable with respect to PSRs granted to any one individual will not exceed 500,000 shares (or an equivalent cash amount) for any performance cycle. The Plan Committee has established the length of each performance cycle as three calendar years. Each of these share limitations is subject to adjustment to reflect changes in the Corporation's capital structure. Any shares of stock covered by an award under the Amended Plan which subsequently cease to be subject to the award (other than because of exercise or settlement of the award in stock) will again be available for issuance in connection with future grants of awards under the Amended Plan.

The Plan Committee will consist of no fewer than two members of the Board, each of whom is an "outside director" as defined in regulations promulgated under Section 162(m) of the Code. In addition, if the Plan Committee does not also consist solely of "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, the Amended Plan will be administered by a subcommittee to be appointed by the Board of Directors consisting of at least two such non-employee directors. The Plan Committee will have the authority to determine, in its sole discretion, all matters relating to awards under the Amended Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, all terms, restrictions and limitations, if any, of an award, and the terms of any instrument that evidences an award. The Plan Committee, in its sole discretion, may accelerate the exercisability of or waive any or all of the restrictions and conditions applicable to any award and may, with the consent of the holder, modify any agreement governing an award. The Plan Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents. The Plan Committee has the exclusive authority to interpret the Amended Plan and may adopt, amend and rescind rules and procedures relating to the Amended Plan. The Plan Committee may delegate administrative duties to such of the Corporation's officers as it so determines, except that decisions concerning the terms and conditions of an award and the selection of recipients of awards may not be so delegated.

Awards under the Amended Plan may be granted only to non-employee directors of the Corporation and to salaried key management employees of the Corporation or its subsidiaries (including employees who are also directors) who, in the judgment of the Plan Committee, will perform services of special importance in the management, operation and development of the business of the Corporation or the businesses of one or more of its subsidiaries. Options and PSRs cannot be granted to employees during or after the calendar year in which the employee reaches age 65. Approximately 350 of the 13,000 employees of the Corporation and its subsidiaries currently hold awards granted under the Plan. It is not anticipated that every eligible employee will receive all the different types of awards available under the Amended Plan.

Under the Amended Plan, the exercise price of stock options and SARs may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. On February 8, 2001, the last sale price of the Corporation's Common Stock, as reported on the Nasdaq National Market, was $25.9375 per share. Stock options may be either incentive stock options, which may be granted only to employees, or nonqualified stock options. The Plan Committee has broad discretion as to the terms and conditions upon which options are exercisable, but under no circumstances may an option have a term exceeding ten years from the date it is granted. The option price may be paid in cash, in shares of Common Stock at their fair market value on the date of exercise, in a combination of cash and shares, or in such other form of consideration as the Plan Committee in its discretion may permit. Subject to applicable statutes and regulations, the Corporation and its subsidiaries may extend credit, arrange credit, guarantee obligations, and otherwise aid optionees to obtain financing of their purchases of Common Stock pursuant to options.

SARs may be granted in tandem with stock options. Upon the exercise of a tandem SAR, the holder is entitled to receive the difference between the aggregate option price of the shares that would have been received upon exercise of the related option and the fair market value of those shares on the date of exercise. The Plan

Committee has the discretion to pay the value of the SAR in cash, shares of Common Stock or a combination of cash and shares. In all other respects, a SAR will have the same terms as the related option.

RSRs entitle the holder to receive a stated number of shares of Common Stock if the holder remains continuously employed by the Corporation or one of its subsidiaries for a stated period of time or, following retirement, serves on the Board of Directors of the Corporation or in another capacity approved by the Plan Committee. A holder of an RSR will not be entitled to any of the rights of a shareholder prior to settlement of the RSR at the end of the restricted period. During the restricted period, however, the Corporation will pay to the holder, as additional compensation, an amount in cash equal to the dividends that would have been payable during such period on the number of shares underlying the RSR.

PSRs entitle the holder to receive a stated number of shares of Common Stock if specified performance goals are met within a three-year performance period. The Plan Committee has discretion to determine the number of shares for each performance period and to establish performance goals based on one or more of the following criteria with respect to the Corporation, a subsidiary, or an operating group, division, or unit of the Corporation or a subsidiary: net income, earnings per share, return on equity, return on assets, stock price appreciation, total shareholder return, cash flow, revenues, item count, market share, assets, assets under management, any profit-related ratio or calculation, or any growth, concentration-of-business or market-share ratio or calculation. Performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Plan Committee, relative to internal goals, or relative to levels attained in prior years.

The Plan Committee has authority to adjust performance goals during any performance period as it deems equitable in recognition of unusual or nonrecurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Plan Committee may determine; provided, however, that the Plan Committee may not adjust performance goals for any participant who is a covered employee for purposes of Section 162(m) of the Code for the year in which a PSR is settled if the adjustment would increase the amount of compensation otherwise payable to the covered employee. As soon as practical after the end of a performance period, the Plan Committee will determine the extent to which a PSR has been earned. To the extent the performance goals of a PSR are satisfied, the Corporation will settle the earned portion of the PSR by the issuance and delivery of unrestricted shares equal to the number of earned shares, by the payment of cash equal to the then fair market value of the earned shares, or by a combination of cash and shares, as requested by the holder of the PSR.

If the employment of a holder of a stock option or SAR is terminated, then, unless otherwise provided in the award agreement, the option or SAR may be exercised, to the extent exercisable at the date of termination, at any time within three months following the termination, subject to the following exceptions: First, if the termination is on account of retirement, then the option or SAR, to the extent exercisable at the date of termination, may be exercised at any time prior to the expiration of the award's stated term, but in no event later than the fifth anniversary of the termination date. Second, if the termination is on account of disability, then the option or SAR, to the extent exercisable at the termination date, may be exercised at any time within one year after the termination date. Third, if the termination is caused by the employee's death, then the option or SAR may be exercised at any time prior to the expiration of the term stated in the award agreement by the person(s) to whom the employee's rights pass by will or operation of law without regard to any continued employment or installment vesting requirements. Fourth, if the holder of an award dies following termination of employment and during the period in which the option or SAR is exercisable under either the first or second exception stated above, then, to the extent the option or SAR was vested at the date of the holder's termination, the option or SAR may be exercised at any time prior to expiration of the term stated in the award agreement by the person(s) to whom the holder's rights pass by will or operation of law.

If a holder of an RSR fails to satisfy the employment or service requirements of the RSR, the holder loses the right to receive stock or cash under the RSR, except that in the event a holder of an RSR is unable to satisfy such requirements because of death or disability, then as soon as practical following the date of death or the date of determination of disability (the "Disability Determination Date"), the holder or the personal representative of the holder's estate will be issued shares of Common Stock equal in number to the total number of unissued shares covered by the RSR or, in lieu thereof, at the request of the holder or personal representative, receive a cash payment equal to the fair market value of such shares (or any portion thereof) at the date of death or the Disability Determination Date, as the case may be.

If a PSR holder's employment terminates for any reason prior to the expiration of the performance period specified in the PSR, then, except to the extent the Plan Committee may decide otherwise in select situations, the holder will lose all rights to thereafter receive any stock or payment under the PSR.

In the Plan Committee's discretion, the grant of any award under the Amended Plan may be conditioned on the holder's agreement to forfeit unexercised awards and pay the value of exercised or settled awards to the Corporation in the event the holder engages in any activity in competition with the Corporation or which is otherwise contrary to the Corporation's interests while employed by the Corporation or one of its subsidiaries or within a specified period of time following termination of employment or the exercise or settlement of an award.

The awards authorized under the Amended Plan are subject to applicable tax withholding requirements and may not be assigned or transferred, except by the laws of descent and distribution, and are exercisable during the holder's lifetime only by the holder, except that the Plan Committee in its discretion may permit certain awards to be transferred for estate planning purposes.

In the event the Corporation's outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares, dividend payable in shares, rights offering, change in the Corporation's corporate structure or otherwise, the Plan Committee will make proportional adjustments to the maximum number and class of shares subject to the Amended Plan and to the maximum number and class of shares for which awards may be granted to any participant, as set forth in the Amended Plan. In addition, the Plan Committee will make an appropriate adjustment to the number and class of shares as to which outstanding awards are exercisable and the per-share price of such shares in order to maintain the participant's proportionate interest, without any change in the total price applicable to the unexercised portion of any award.

If, while any award granted under the Amended Plan remains outstanding, a change in control (as defined in the Amended Plan) of the Corporation occurs, then:

  . All stock options and SARs outstanding at the time of the change in control will become exercisable in full immediately prior to the change in control.

  . All restrictions with respect to RSRs will lapse and all outstanding RSRs will be settled by a payment in cash to each holder of an RSR.

  . All outstanding PSRs, to the extent deemed earned, will become immediately payable in cash, with the remainder of each PSR canceled for no value.

  . All other restrictions on outstanding awards not described above will lapse, and such awards will be fully vested and nonforfeitable.

The Amended Plan may be amended or terminated at any time by the Board of Directors, provided that any amendment that would increase the number of shares which may be issued under the Amended Plan or materially modify the requirements as to eligibility for participation in the Amended Plan must receive the approval of the Corporation's shareholders at the next annual or special meeting of shareholders after adoption of the amendment by the Board of Directors.

Federal Income Tax Consequences

Incentive Stock Options. When an optionee exercises an incentive stock option while employed by the Corporation or one of its subsidiaries or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. The excess (if any) of the fair market value of the shares acquired upon such exercise over the option price (the "Spread") will be an adjustment to the taxable income of the optionee for alternative minimum tax purposes. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be long-term capital gain, and the Corporation will not be entitled to any tax deduction with respect to such gain. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the Spread (up to the amount of the gain on the disposition) will be ordinary income at the time of such disqualifying disposition, and the Corporation will be entitled to a tax deduction in a like amount. If an incentive stock option is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as described below for nonqualified stock options.

Nonqualified Stock Options. When an optionee exercises a nonqualified stock option, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction to the Corporation for federal income tax purposes. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

Stock-for-Stock Exchanges. Additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash.

Restricted Stock Rights, Stock Appreciation Rights and Performance Stock Rights. Generally, when a participant exercises a SAR or receives payment with respect to RSRs or PSRs, the amount of cash and the fair market value of the shares received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Corporation.

The above discussion summarizes the federal income tax consequences of the Amended Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SAFECO LONG-TERM INCENTIVE PLAN OF 1997 AS AMENDED AND RESTATED.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

The Corporation's 2002 Annual Meeting of Shareholders will be held on May 1, 2002. Under the federal proxy solicitation rules, in connection with the preparation of proxy materials for the 2002 Annual Meeting of Shareholders, any proposal submitted by a shareholder to be considered for inclusion in the Corporation's proxy materials for such meeting must be received by the Corporation by November 20, 2001.

            NOTICE REQUIREMENTS FOR SHAREHOLDERS TO BRING BUSINESS
                             AT AN ANNUAL MEETING

The Corporation's Bylaws provide that shareholders may nominate persons for election to the Board of Directors only if a written notice of intention to nominate has been received by the Secretary to the Board of Directors at SAFECO Plaza, Seattle, Washington 98185, not less than 90 days before the scheduled date of the Annual Meeting of Shareholders. For the 2002 Annual Meeting of Shareholders, such notice must be received by January 31, 2002. The notice must contain the name, address, telephone number, and number of shares of Common Stock owned by the nominating shareholder and the information relating to each nominee required with respect to nominees for director under the federal proxy solicitation rules. The notice of nomination must be accompanied by each nominee's written consent to being a nominee and statement of intention to serve as a director if elected.

The Corporation's Bylaws further provide that for a shareholder to bring other business before an Annual Meeting of Shareholders, the shareholder must file a written notice of intention to bring such business with the Secretary of the Corporation at SAFECO Plaza, Seattle, Washington 98185, within the time frame described above. For the 2002 Annual Meeting of Shareholders, such notice must be filed by January 31, 2002. The notice must contain the name, address, telephone number and number of shares of Common Stock owned by the shareholder intending to bring such business before the meeting, a description of the business and reasons for conducting it at the meeting, and any material interest of the shareholder in such business.

                                 OTHER MATTERS

THE CORPORATION FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SEC. A COPY OF THE CORPORATION'S MOST RECENT FORM 10-K REPORT WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO MAKES WRITTEN REQUEST TO ROD A. PIERSON, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SAFECO CORPORATION, SAFECO PLAZA, SEATTLE, WASHINGTON 98185.

The Board is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies in accordance with their best judgment.

All shares represented by the enclosed proxy, if returned prior to the Annual Meeting, will be voted in the manner specified by the shareholder. If neither a specific instruction is given nor authority withheld, the proxy will be voted for each of the director nominees and for the proposal to approve the SAFECO Long-Term Incentive Plan of 1997 as amended and restated.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                          /s/ Michael S. McGavick
Seattle, Washington                       Michael S. McGavick
March 20, 2001                            President and Chief Executive
                                          Officer

                                                                     Appendix A

                              SAFECO CORPORATION
                            AUDIT COMMITTEE CHARTER

                 Adopted by the Board of Directors May 3, 2000

I. Purpose

The audit committee shall provide assistance to the Board of Directors in fulfilling its responsibility to:

  (1) monitor the integrity of the corporation's financial reporting process and systems of internal controls regarding accounting and finance,

  (2) monitor the independence and performance of the corporation's independent auditors and internal auditors,

  (3) provide an avenue of free and open communication among the independent auditors, internal auditors, management and the Board of Directors,

  (4) review any conflict-of-interest situation brought to its attention, and

  (5) review the corporation's approach to business ethics and compliance with the law.

The Board of Directors in adopting this charter specifically acknowledges that it is not the responsibility of the audit committee to plan or to conduct audits or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those are responsibilities of management and the independent auditor. In addition, it is not the responsibility of the audit committee to assure compliance with laws and regulations applicable to the corporation's operations. That is the responsibility of management.

II. Organization and Meetings

The audit committee shall be appointed by the Board of Directors and consist of not less than three members. The members of the audit committee shall meet the applicable requirements for members of the audit committees of the NASDAQ Stock Market, Inc. Each audit committee member shall be independent of the management of the corporation and free of any relationship to the corporation that, in the opinion of the Board of Directors, would interfere with the member's exercise of independent judgement as a committee member. Each audit committee member shall be financially literate and at least one member of the committee shall have accounting or related financial management expertise.

The audit committee shall meet at least three times annually and may meet more frequently as necessary. At least twice annually the audit committee shall meet separately with the independent auditors, the director of internal audit and management, respectively.

The audit committee shall keep minutes of its meetings and make regular reports on its activities to the Board of Directors.

III. Responsibilities

  1. Review this charter annually and recommend proposed changes to it to the Board of Directors.

  2. Recommend to the Board of Directors the independent auditor to audit the financial statements of the corporation. The independent auditor is ultimately accountable to the audit committee and the Board of Directors.

  3. Review and approve the audit fees paid and to be paid to the independent auditor.

  4. Review the performance of the independent auditor of its audit responsibilities.

  5. Review the scope of and fees for non-attest services provided by the independent auditor.

  6. Review periodic reports from the independent auditor regarding the auditor's independence; discuss those reports with the auditor and, as appropriate, with management; and, if appropriate, recommend any further action to be taken to the Board of Directors in order that the Board may satisfy itself of the independence of the auditor.

  7. Meet with the independent auditor and management before the audit to review its planning and staffing and the audit procedures to be used.

  8. Review the completed audit with the independent auditor and management, including any problems or difficulties the auditor may have encountered.

  9. Review the annual audited financial statements with management and the independent auditor, including a review of any major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could significantly affect the corporation's financial statements, and any management letter provided by the auditor and the corporation's response to that letter.

  10. Review any major changes to the corporation's auditing or accounting principles and practices as may be suggested by the independent auditor, internal auditor or management.

  11. Supervise the preparation of the report required by the rules of the Securities and Exchange Commission for inclusion in the corporation's annual proxy statement.

  12. Review the internal audit function with the director of internal audit, management and the independent auditor, including the independence, authority and reporting obligations of the internal audit function; review the proposed internal audits before they occur; review in a high-level, summary fashion the results of internal audits; and, review the coordination of audits by both the independent auditor and internal auditor.

  13. Review the appointment, replacement, reassignment or dismissal of the corporation's director of internal audit.

  14.  Review any conflict-in-interest situation brought to its attention.

  15. Review the corporation's approach to business ethics and compliance with the law.

                                                                     Appendix B

                    SAFECO LONG-TERM INCENTIVE PLAN OF 1997
                   AS AMENDED AND RESTATED FEBRUARY 7, 2001

1. Purpose

The purpose of the SAFECO Long-Term Incentive Plan of 1997 (the "Plan") is to enhance the long-term profitability and shareholder value of SAFECO Corporation (the "Company") by offering incentives and rewards to non-employee directors of the Company and selected eligible employees of the Company and its Subsidiaries (as defined in Section 2) who are key to the Company's growth and success as an inducement to them to remain in the service of the Company and to acquire and maintain stock ownership in the Company.

2. Definitions

  (a) "Affiliate" means a person controlling, controlled by or under common control with the Company.

  (b) "Award" shall mean any award or grant made pursuant to the Plan, including, without limitation, awards or grants of stock options, stock appreciation rights, restricted stock rights, performance stock rights or any combination of the foregoing. Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other.

  (c) "Award Agreement" means a written agreement between the Company and a Plan participant evidencing an Award.

  (d) "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (e) "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

    (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (iii) of this Section 2(e); or

    (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Company's shareholders, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

    (iii) There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

    (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company's common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company's assets immediately following such transaction or series of transactions.

  (f) "Committee" shall mean the Company's Board of Directors or a committee or sub-committee described in Section 3 selected by the Company's Board of Directors to administer the Plan.

  (g) "Fair Market Value" shall mean, with respect to the Company's common stock, the price at which the last trade of the Company's common stock was made prior to 1:00 p.m. West Coast time on the Nasdaq National Market on the date in question.

  (h) "Person" for purposes of Section 2(e) means any person (as defined in Section 2(a)(9) of the Exchange Act, as such term is modified in
       Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company.

  (i) "Retirement" shall mean a termination of employment with the Company or a Subsidiary occurring on or after an individual attains age 65, or such other termination of employment as the Committee may approve as a retirement from time to time for purposes of the Plan.

  (j) "Subsidiary" shall mean any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote is directly or indirectly owned by the Company.

3. Administration

  (a) The Plan shall be administered by a Committee to be appointed from time to time by the Company's Board of Directors and shall consist of at least two members of the Board, each of whom is an "outside director" as defined in regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if the Committee does not also consist solely of "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, the Plan shall be administered with respect to officers subject to
       Section 16 of the Exchange Act by a sub-committee of the Committee to be appointed from time to time by the Company's Board of Directors and consisting of at least two members of the Board, each of whom is a "non-employee director."

  (b) Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have the exclusive authority to determine, in its sole discretion, all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards; the type of Awards; the number of shares of common stock subject to an Award; all terms, conditions, restrictions and limitations, if any, of an Award; and the terms of any instrument that evidences the Award. The Committee may, in its discretion, accelerate the exercisability of or waive any or all of the restrictions and conditions applicable to any Award and may, with the consent of the holder, modify any agreement governing an Award. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents on the deferred payment. Any deferred payment may require the payment to be forfeited under certain circumstances in accordance with
       Section 15. The Committee shall also have exclusive authority to interpret the Plan and may adopt, amend and rescind rules and procedures relating to the Plan. The Committee may delegate administrative duties to such of the Company's officers as it so determines; provided, however, that decisions concerning the terms and conditions of an Award and the selection of recipients of Awards shall not be delegated.

  (c) The Board of Directors shall designate one member of the Committee as its Chair, and the Committee shall hold its meetings at such times and places as it shall deem advisable. At least one-half of its members shall constitute a quorum for the conduct of business, and any decision or determination approved by a majority of members present at any meeting in which a quorum exists shall be deemed to have been made by the Committee. In addition, any decision or determination reduced to writing and signed by all of the members shall be deemed to have been made by the Committee. The Committee may appoint a secretary, shall keep minutes of its meetings, and may make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it deems appropriate.

  (d) The interpretation and construction by the Committee of any provisions of the Plan and of Awards thereunder and all actions taken and determinations made by the Committee pursuant to the Plan shall be final and conclusive on all persons having any interest therein.

  (e) Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants in the Plan.

4. Shares Subject to Plan

  (a) Subject to the provisions of Section 21 (relating to adjustments due to changes in capital structure), a maximum of 6,000,000 shares of the Company's common stock shall be available for issuance pursuant to Awards under the Plan. No more than 3,000,000 shares may be issued in connection with restricted stock rights and performance stock rights granted under the provisions of Sections 12 and 13.

  (b) Any shares of the Company's common stock that have been made subject to an Award and that subsequently cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares of common stock) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4(c), any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

  (c) Subject to the provisions of Section 21 (relating to adjustments due to changes in capital structure), the maximum number of shares with respect to which options may be granted under the Plan to any individual during any calendar year is 500,000, and the maximum number of shares payable under a performance stock right for any Performance Cycle (as defined in Section 13(a)) is 500,000 shares, or in the event the performance stock right is paid in cash, the equivalent cash value on the date the performance stock right would otherwise be settled in shares, such limitations to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

5. Eligibility

Awards may be granted only to non-employee directors of the Company and salaried key management employees of the Company or a Subsidiary (including salaried employees who are also directors) who, in the judgment of the Committee, will perform services of special importance in the management, operation and development of the business of the Company or the businesses of one or more of its Subsidiaries, provided the grant date for options and performance stock rights for an employee shall not occur during or after the calendar year in which the employee reaches the age of 65.

6. Price and Term of Options

  (a) The exercise price for shares purchased under each option will be determined by the Committee but shall not be less than 100% of the Fair Market Value of the shares of stock covered by the option on the date of grant of the option.

  (b) The term of each option shall be as determined by the Committee, but not in excess of ten years from the date it is granted. An option granted for an initial term of less than ten years may be extended by amendment for a period of up to ten years from the date of the initial grant, provided that no such amendment of an incentive stock option shall be made without the prior consent of the optionee.

7. Limitations on Exercise of Options

  (a) Any minimum period during which an optionee must provide services or be continuously employed prior to an option becoming exercisable and the increments in which an option will become exercisable shall be set forth in the Award Agreement evidencing the option. Such provisions may be waived or modified by the Committee at any time. Absence on leave shall not be deemed an interruption of employment or services for purposes of the Plan, except that with respect to incentive stock options a leave of absence shall be subject to any requirements of
       Section 422 of the Code.

  (b) Incentive stock options shall be granted to employees only. To the extent the aggregate Fair Market Value (determined at the time the options are granted) of the stock with respect to which any individual employee's incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 shall be treated as a nonqualified stock option. For purposes of this determination, incentive stock options granted under the Plan shall be aggregated with those granted under any other stock option plan of the Company.

8. Method of Exercise

Each exercise of an option granted hereunder, whether in whole or in part, shall be by written notice to the Chief Executive Officer of the Company designating the number of shares as to which the option is exercised, and shall be accompanied by payment in full for the number of shares so designated. Stock to be purchased under an option may be paid for in cash, in shares of the Company's common stock (either through physical delivery or by attestation) at their Fair Market Value on the date of exercise, or in a combination thereof, or in such other consideration as the Committee in its discretion may permit. Fractional shares may not be purchased under an option, and fractional shares may not be delivered to the Company for payment of the option price.

9. Form of Option Agreement

Each Award Agreement evidencing an option shall contain the essential terms of the option and such other provisions as the Committee shall from time to time determine, but such Award Agreements need not be identical. If the option is an incentive stock option, the Award Agreement shall contain such terms and provisions relating to exercise and otherwise as may be necessary to render it an incentive stock option under the applicable provisions of the Code (presently Section 422 thereof), and the regulations thereunder.

10. Financing of Options

The Company declares its belief that the purposes of the Plan can be fully achieved only if those employees to whom options are granted hereunder are able financially to purchase the stock covered by their options should they wish to do so. Thus, within the limits of and in compliance with applicable statutes and regulations, the Company and its Subsidiaries may extend credit, arrange credit, guarantee obligations, and otherwise aid such employees in needed financing of their purchases of stock pursuant to options.

11. Stock Appreciation Rights

  (a) In connection with the grant of any stock option, the Committee may grant a stock appreciation right ("SAR") pursuant to which the optionee shall have the right to surrender all or part of such stock option and to exercise the SAR and thereby obtain payment of an amount equal to the difference between the aggregate option price of the shares so surrendered and the Fair Market Value of such shares on the date of surrender. In all other respects, a SAR will have the same terms and provisions as the related option.

  (b) The exercise of a SAR shall be by written notice to the Chief Executive Officer of the Company designating the number of shares as to which the SAR is exercised and shall be subject to such limitations as the Committee may deem appropriate. Payment to the holder upon the call of a SAR may be made in shares of the Company's common stock (at their Fair Market Value on the date of exercise), in cash, or partly in shares and partly in cash, at the discretion of the Committee.

12. Restricted Stock Rights

  (a) The Committee may grant any eligible employee restricted stock rights ("RSRs") which entitle such employee to receive a stated number of shares of the Company's common stock if the employee for a stated period remains continuously employed by the Company or a Subsidiary or, following the employee's Retirement, serves on the Board of Directors of the Company or in another capacity approved by the Committee (the "Restricted Period"). At the time an RSR is issued, the Committee shall designate the length of the Restricted Period and the service that will qualify under the Restricted Period; provided, however, in no event may the Restricted Period extend beyond the fifth anniversary date of the employee's termination of employment. The Committee shall also have full and final authority to select the employees who receive RSRs, to specify the number of shares of stock subject to each RSR, and to establish the other terms, conditions and definitions that govern RSRs.

  (b) The Company shall pay to each holder of an unexpired RSR during the Restricted Period, as additional compensation, an amount of cash equal to the dividends that would have been payable to the holder of the RSR during the Restricted Period if the holder had owned the stock subject to the RSR. Such amount shall be paid as near in time as reasonably practical to the applicable dividend payment dates.

  (c) At the expiration of each Restricted Period and provided all conditions relating to an RSR have been met, the Company shall issue to the holder the shares of stock which relate to such Restricted Period or, at the request of the holder, make a payment of an amount equal to the Fair Market Value of such shares (or any portion thereof) determined as of the settlement date or, alternatively, over such period as may be established by the Committee at the time of grant.

  (d) Upon grant of an RSR, the Company shall deliver to the recipient an Award Agreement which sets forth the terms and conditions of the RSR.

13. Performance Stock Rights

  (a) The Committee may grant to an eligible employee performance stock rights ("PSRs") which entitle such employee to receive a stated number of shares of the Company's common stock if the employee attains certain specified performance goals ("Performance Goals") within a stated three-year performance period (the "Performance Cycle"). The Committee shall have full and final authority to select the employees who receive PSRs, to specify the number of shares of stock subject to each such right, to establish the Performance Goals, to establish the Performance Cycle and to establish the terms, conditions and definitions that govern such rights.

  (b) The Committee shall establish Performance Goals for each Performance Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals selected by the Committee may include performance criteria for the Company, a Subsidiary, or an operating group, division, or unit of the Company or a Subsidiary. During any Performance Cycle, the Committee may adjust the Performance Goals for such Performance Cycle as it deems equitable in recognition of unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that the Committee may not adjust Performance Goals for any participant who is a covered employee for purposes of Section 162(m) of the Code for the year in which such PSR (or any portion thereof) is settled in such a manner as would increase the amount of compensation otherwise payable to such covered employee.

  (c) As soon as practical after the end of a Performance Cycle (or any interim measurement period within the Performance Cycle), the Committee shall determine the extent to which a PSR has been earned on the basis of performance in relation to the established Performance Goals. To the extent that the Performance Goals of a PSR are satisfied, the Company shall settle the earned portion of the PSR by the issuance and delivery of unrestricted shares equal to the number of earned shares, by the payment of cash equal to the Fair Market Value of the earned shares on the date the PSR would otherwise be settled in shares, or by a combination of cash and shares, as requested by the holder. If the Performance Goals are not met by the expiration of the Performance Cycle, the PSR shall expire and the holder thereof shall have no further rights thereunder.

  (d) Upon granting a PSR, the Company shall issue to the recipient an Award Agreement which sets forth the terms and conditions of the PSR.

  (e) The Performance Goals shall be any one or a combination of net income, earnings per share, return on equity, return on assets, stock price appreciation, total shareholder return, cash flow, revenues, item count, market share, assets, assets under management, any profit-related ratio or calculation, or any growth, concentration-of-business or market-share ratio or calculation. Such Performance Goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years. The Committee will establish specific Performance Goals for each PSR not later than 90 days after the beginning of the Performance Cycle for the Award.

  (f) The Company shall not make dividend equivalent payments with respect to shares subject to PSRs.

14. Termination of Employment, Retirement, Disability and Death

  (a) In the event the employment of a Plan participant by the Company or a Subsidiary terminates, then unless otherwise provided in the Award Agreement, any unexercised option or SAR granted to such participant may be exercised, but only to the extent exercisable on the date of termination of employment, at any time within three months following such termination of employment, except that:

       (i) If the participant's termination of employment is on account of Retirement, then the option or SAR, to the extent exercisable at the date of termination of employment, may be exercised at any time prior to the expiration of its stated term, but in no event later than the fifth anniversary date of the participant's termination of employment.

       (ii) If the participant's termination of employment is on account of a permanent and total disability within the meaning of Section 22(e)(3) of the Code, then the option or SAR, to the extent exercisable at the date of termination of employment, may be exercised at any time within one year after the date of termination.

       (iii) If the participant's termination of employment is caused by the death of the participant, then the option or SAR may be exercised at any time prior to the expiration of the term stated in the Award Agreement by the person(s) to whom the participant's rights pass by will or by operation of law without regard to any requirements related to continued employment or installment vesting.

       (iv) If the participant dies following termination of employment and during the period in which the option or SAR is exercisable under paragraph (i) or (ii) of this Section 14(a), then, to the extent the option or SAR was vested at the date of the participant's termination of employment, the option or SAR may be exercised at any time prior to the expiration of the term stated in the Award Agreement by the person(s) to whom the participant's rights pass by will or by operation of law.

  (b) Any portion of an option or SAR that is not exercisable on the date of termination of the participant's employment shall terminate on such date, unless the Committee determines otherwise.

  (c) To the extent that the option or SAR of any deceased or disabled participant or of any participant whose employment has terminated shall not have been exercised within the time periods provided above, all further rights to exercise such option or SAR shall terminate at the expiration of the applicable period.

  (d) In the event a holder of an RSR issued under the provisions of Section 12 fails to satisfy the employment or service requirements of the RSR, such holder shall lose the right to receive stock or cash under the provisions of the RSR, except that in the event a holder of an RSR is unable to satisfy such requirements because of death or disability within the meaning of Section 22(e)(3) of the Code, then as soon as practical following the date of death or the date of determination of disability (the "Disability Determination Date"), the holder or the personal representative of the holder's estate, as the case may be, shall be issued shares of the Company's common stock equal in number to the total number of unissued shares covered by such RSR or, in lieu thereof, at the request of such holder or personal representative, receive a cash payment equal to the Fair Market Value of such shares (or any portion thereof) at the date of death or the Disability Determination Date, as the case may be. Such shares shall be issued or payment made without regard to any employment or other service requirement stated in the RSR.

  (e) Except as provided in Section 22, in the event the employment of an employee who holds a PSR granted under the provisions of Section 13 terminates for any reason prior to the expiration of the Performance Cycle specified in the PSR, then, except to the extent the Committee may decide otherwise in select situations, such employee shall lose all rights to thereafter receive any stock or payment under such PSR.

  (f) If a corporation ceases to be a Subsidiary of the Company, then, except to the extent the Committee determines otherwise, employees of such corporation shall be deemed to have terminated their employment with the Company or a Subsidiary of the Company for purposes of this
       Section 14 as of the date such corporation's status as a Subsidiary terminates.

15. Forfeiture

Subject to the Committee's discretion, the grant of any Award under the Plan may be conditioned on the participant's agreement to forfeit unexercised Awards and pay the value of previously exercised or settled Awards to the Company in the event that the participant engages in any activity in competition with the Company or otherwise contrary to the Company's interests while employed by the Company or a Subsidiary or within a specified period following termination of employment or exercise or settlement of an Award.

16. Transferability

Except as otherwise provided in this Section 16, Awards shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of a participant only by the participant or, in the event the participant becomes legally incompetent, by the participant's guardian or legal representative. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Committee, in its discretion, may provide in any Award Agreement or otherwise that the Award is transferable, without payment of consideration, (i) to immediate family members (including grandchildren) of the participant or (ii) to a trust or trusts for the benefit of such family members or (iii) to a partnership or similar organization composed of such family members ("Permitted Family Transferees"). Any Award assigned or transferred to Permitted Family Transferees shall be subject to all the same terms and conditions contained in the Award Agreement, and the events of termination of employment stated in Section 14 shall continue to be applied with respect to the original Award recipient, following which termination the Award shall be exercisable by the transferee only to the extent and for the periods specified in Section 14.

17. Withholding

The Company may require the holder of an Award to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of an Award. The Company shall have the right to withhold from any Award or any shares of stock issuable pursuant to an Award an amount equal to such taxes.

18. Rights as Shareholder

Neither a person to whom an Award is granted, nor such person's legal representative, heir, legatee, distributee or Permitted Family Transferee shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Award until after the shares are issued.

19. Amendments to the Plan

The Company's Board of Directors may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company or a Subsidiary, provided that:

  (a) No amendment shall be made which would impair, without the consent of the applicable participant, any Award previously granted under the Plan or deprive any participant of any shares of stock of the Company that the participant may have acquired through or as a result of the Plan.

  (b) Any such amendment which would (i) increase the number of securities which may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan shall be submitted to the shareholders of the Company for their approval at the next annual or special meeting after adoption by the Board of Directors, and if such shareholder approval is not obtained, the amendment, together with any actions taken under the Plan on the necessary authority of such amendment, shall be null and void.

20. Termination of the Plan

The Plan shall remain in effect until Awards have been granted covering all the shares of the Company's common stock authorized under Section 4(a) or until the Plan is otherwise terminated by the Company's Board of Directors; provided, however, that no incentive stock option shall be granted more than ten years after the date on which the Plan is approved by the shareholders of the Company, i.e., the effective date of the Plan. Termination of the Plan shall not affect outstanding Awards.

21. Changes in Capital Structure

Except as otherwise provided in Section 22, in the event the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares, dividend payable in shares, rights offering, change in the corporate structure of the Company, or otherwise, then the Committee shall make proportional adjustments to the maximum number and class of shares subject to the Plan and to the maximum number and class of shares with respect to which Awards may be granted or paid to any individual participant as set forth in Sections 4(a) and (c). In addition, the Committee shall make an appropriate adjustment to the number and class of shares as to which outstanding Awards, or portions thereof then unexercised, shall be exercisable or settled and the per share price of such shares, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event, without any change in the total price applicable to the unexercised portion of any Award. Any such adjustment made by the Committee shall be conclusive.

22. Change in Control

  (a) Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a Change in Control of the Company shall occur, then:

    (i) All options and SARs granted under the Plan that are outstanding at the time of such Change in Control shall become exercisable in full immediately prior to the Change in Control;

    (ii) To the extent deemed earned, each outstanding PSR shall become immediately payable in cash, and the remainder of each outstanding PSR shall be canceled for no value. All outstanding PSRs shall be deemed to have been earned to the extent of the greater of:

      (1) The number of shares of the Company's common stock determined by the Committee based on the extent to which the Performance Goals specified in the Award Agreement have been achieved during the portion of the Performance Cycle ending on the last day of the last fiscal quarter of the Company ending on or before the date of the Change in Control; or

      (2) The number of shares of the Company's common stock equal to the product of the target shares identified in the Award Agreement multiplied by a fraction with a numerator equal to the whole number of calendar months beginning with the month in which the Award was granted and ending on the date of the Change in Control and a denominator equal to the whole number of calendar months in the entire Performance Cycle specified in the Award Agreement, less any shares previously issued under the Award Agreement.

    (iii) All restrictions with respect to RSRs shall lapse and all outstanding RSRs shall be settled by a payment in cash to each holder of such Award; and

    (iv) All other restrictions with respect to outstanding Awards not described in paragraphs (i) through (iii) of this Section 22(a) shall lapse, and such Awards shall be fully vested and nonforfeitable.

  (b) For purposes of this Section 22, with respect to determining the cash equivalent value of an RSR or PSR or the spread payable upon exercise of a SAR, the Fair Market Value of a share of the Company's stock shall be deemed to equal the greater of (i) the Fair Market Value of a share of stock as of the date on which a Change in Control occurs and
       (ii) the highest price of a share of stock which is paid or offered to be paid, by any Person or entity, in connection with any transaction which constitutes a Change in Control.

  (c) The phrase "immediately prior to the Change in Control" shall be understood to mean sufficiently in advance of a Change in Control to permit the holder of an Award to take all steps reasonably necessary to exercise all options and SARs and take any actions with respect to the shares of stock underlying Awards of any nature so that such shares may be treated in the same manner as the shares of stock of other shareholders in connection with the Change in Control.

23. Approvals

The obligations of the Company under the Plan shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. Shares shall not be issued with respect to an Award unless the exercise and the issuance and delivery of the shares comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the Code, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange or market on which the shares may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability for the nonissuance or sale of such shares. The Board of Directors may require any action or agreement by a holder of an Award as may from time to time be necessary to comply with the federal and state securities laws. The Company shall not be obliged to register stock issued under the Plan or options or any other rights to acquire stock granted under the Plan.

24. Employment Rights

Nothing in this Plan or any Award granted pursuant hereto shall confer upon any employee any right to be continued in the employment of the Company or any Subsidiary of the Company or to interfere in any way with the right of the Company, in its sole discretion, to terminate such employee's employment at any time.

25. Effective Date of the Plan

The effective date of this Plan is May 7, 1997.

________________________________________________________________________________

                              SAFECO CORPORATION
    Proxy Solicited on Behalf of the Board of Directors of the Corporation
                    for the Annual Meeting of Shareholders
                                  May 2, 2001

     The undersigned hereby appoints William G. Reed, Jr., Robert S. Cline, John
W. Ellis, Joshua Green III, Michael S. McGavick and Judith M. Runstad, each with full power of substitution, as the true and lawful attorneys and proxies for the undersigned, to represent and vote the undersigned's shares at the Annual Meeting of Shareholders of SAFECO Corporation to be held at the SAFECO Auditorium, SAFECO Plaza, Seattle, Washington, at 11:00 a.m. on May 2, 2001, or any adjournment or postponement thereof, and to represent and vote all of the shares the undersigned would be entitled to vote if personally present in the transaction of such business as may properly come before the meeting.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.



Change of Address: ____________________

_______________________________________

_______________________________________       SAFECO CORPORATION
                                              P.O. BOX 11276
_______________________________________       NEW YORK, NY 10203-0276
If you have written in the above space,
please mark the corresponding box on
the reverse side.


 (Continued, and to be signed and dated, on reverse side.)

________________________________________________________________________________

                          . DETACH PROXY CARD HERE .
________________________________________________________________________________



________________________________________________________________________________

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
________________________________________________________________________________

1. ELECTION OF  FOR all           WITHHOLD AUTHORITY         EXCEPTIONS* (as
   DIRECTORS    nominees          to vote for all            marked to the
                listed below [ ]  nominees listed below [ ]  contrary below) [ ]


Nominees: Robert S. Cline, William  W. Krippaehne, Jr., Michael S. McGavick.
INSTRUCTION: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on the space provided below.

*EXCEPTIONS_____________________________________________________________________

2. TO APPROVE THE SAFECO LONG-TERM    This proxy when properly executed will be
   INCENTIVE PLAN OF 1997 AS          voted as directed herein. IF NO DIRECTION
   AMENDED AND RESTATED.              IS GIVEN, THE PROXIES NAMED ON THE REVERSE
                                      SIDE INTEND TO VOTE THE SHARES TO WHICH
                                      THIS PROXY RELATES "FOR" PROPOSALS 1 AND
                                      2. THE PROXIES WILL VOTE IN THEIR
                                      DISCRETION ON ANY OTHER MATTERS PROPERLY
                                      COMING BEFORE THE MEETING. The undersigned
                                      hereby revokes all prior proxies given by
                                      the undersigned to vote at the meeting or
FOR [ ]  AGAINST [ ]  ABSTAIN [ ]     any adjournment or postponement thereof.
________________________________________________________________________________

                                                   Change of Address
                                                   Mark Here           [ ]

                                        Please sign exactly as name appears
                                        hereon. Joint owners should each sign.
                                        When signing as an attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.

                                        Dated: __________________________, 2001

                                 |      _______________________________________
                                 |                     Signature
                                 |
                                 |      _______________________________________
                                 |                     Signature
                    _____________|
                                        Votes MUST be indicated
                                        (X) in Black or Blue ink.   [X]

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

________________________________________________________________________________